EXHIBIT 16.1

                                              [Deloitte & Touche LLP Letterhead]



September 19, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 19, 2000, of Shells Seafood Restaurants, Inc. and are in agreement with the statements contained in paragraphs 1 and 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained in paragraphs 3 and 4.


/s/ Deloitte & Touche LLP